UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

CLECO CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-15759 (Commission File Number)	72-1445282 (IRS Employer Identification No.)

2030 Donahue Ferry Road Pineville, Louisiana (Address of principal executive offices)		71360-5226 (Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

     On May 27, 2005, Perryville Energy Holdings, LLC (“PEH”), an indirect wholly owned subsidiary of Cleco Corporation (“Cleco”), Perryville Energy Partners, L.L.C. (“Perryville”), a wholly owned subsidiary of PEH, Mirant Corporation (“Mirant”), Mirant Energy Marketing, LP, (“MAEM”) and Mirant Americas, Inc. (“MAI” and together with Mirant and MAEM, the “Mirant Parties”) executed a Settlement Agreement (the “Settlement Agreement”) covering the resolution of all claims between PEH and Perryville and the Mirant Parties related to (i) the rejection of that certain Tolling Agreement dated April 30, 2001 between Perryville and MAEM, as amended (the “Tolling Agreement”), (ii) that certain Subordinated Loan Agreement dated as of August 23, 2002 between Perryville and MAI (the “Subordinated Loan”) and (iii) other claims arising out of (x) the bankruptcy cases commenced by the Mirant Parties and certain of their affiliates by filing petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code on July 14, 2003 in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Mirant Bankruptcy Court”) and (y) the bankruptcy cases commenced by PEH and Perryville by filing petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code on January 28, 2004 in the United States Bankruptcy Court for the Western District of Louisiana (the “Perryville Bankruptcy Court”).

     The Settlement Agreement is generally subject to, and conditioned upon (i) receipt of an order by the Mirant Bankruptcy Court approving the Settlement Agreement, (ii) receipt of an order by the Perryville Bankruptcy Court approving the Settlement Agreement and (iii) such orders (the “Approval Orders”) becoming final. The material terms of the Mirant Settlement Agreement are generally as follows:

(i)	Perryville shall have an allowed prepetition general unsecured claim against MAEM in the Mirant Parties’ Chapter 11 cases in the amount of $207.0 million based upon MAEM’s rejection of the Tolling Agreement (the “MAEM Claim”);

(ii)	Perryville shall have an allowed prepetition general unsecured claim against Mirant in the Mirant Parties’ Chapter 11 cases in the amount of $177.2 million based upon Mirant’s limited guarantee of MAEM’s obligations under the Tolling Agreement (the “Mirant Claim”);

(iii)	Perryville shall have an allowed prepetition claim against MAI in the Mirant Parties’ Chapter 11 cases in the amount of $98.7 million based upon MAI’s limited guarantee of MAEM’s obligations under the Tolling Agreement (the “MAI Claim”), and Perryville shall have the right to set off the MAI Claim against the Subordinated Debt Claim (as defined below) if the lenders (the “Senior Lenders”) under that certain Construction and Term Loan Agreement, dated as of June 7, 2001, between Perryville and KBC Bank N.V., as Agent Bank (the “Senior Loan Agreement”), are fully collateralized in the form of a Cleco guaranty or cash, until the later of March 31, 2006 and the effective date of the Mirant Parties Plan of Reorganization (the “Election Deadline”), provided that:

a.	if Perryville elects to set off against the MAI Claim and the Subordinated Debt Claim, the MAEM Claim shall be reduced by $98.7 million, the MAI Claim shall be deemed satisfied in full and the Subordinated Debt Claim shall be deemed satisfied in full;

b.	in the event Perryville does not elect to set off such claims and the sale of the Perryville assets to Entergy Louisiana, Inc. is terminated, Perryville may elect to satisfy the Subordinated Debt Claim through transfer of the Perryville assets to MAI, provided that:

i.	such election must be made by the Election Deadline;

ii.	outstanding amounts under the Senior Loan Agreement shall have been paid in full;

iii.	Perryville must maintain the assets consistent with the covenants under that certain Purchase and Sale Agreement, dated as of January 28, 2004, by and between Perryville and Entergy Louisiana, Inc., as amended (the “Sale Agreement”);

iv.	all regulatory approvals required for the transfer of the Perryville assets must be received within 270 days of such election; and

v.	Cleco would be obligated to provide a limited guarantee in the amount of $5.0 million to MAI in support of Perryville’s obligations for a one-year period;

c.	if the transfer of the Perryville assets to Entergy Louisiana, Inc. pursuant to the Sale Agreement is consummated, Perryville will be deemed to have elected to set off the MAI Claim against the Subordinated Debt Claim;

(iv)	MAI shall have an allowed general unsecured claim against Perryville in Perryville and PEH’s Chapter 11 cases in the amount of $98.7 million (the “Subordinated Debt Claim”);

(v)	Perryville shall not oppose substantive consolidation of the Mirant Parties in the Mirant Parties’ Chapter 11 cases;

(vi)	if the Mirant Parties are substantively consolidated in the Mirant Parties’ Chapter 11 cases, Perryville’s allowed claims against Mirant and MAI shall be subsumed within Perryville’s underlying allowed $207.0 million claim against MAEM, provided that the rights of set off described above shall be preserved;

(vii)	if the Mirant Parties are not substantively consolidated in the Mirant Parties’ Chapter 11 cases, the parties to the Settlement Agreement agree that Perryville will be entitled to assert each of its allowed claims against the respective Mirant Party obligated thereon;

(viii)	Perryville’s aggregate recovery on all of its allowed claims in the Mirant Parties’ Chapter 11 cases will be limited to the amount of $207.0 million, plus interest thereon from July 14, 2003 through the date of payment in full (but only to the extent that Perryville is entitled to postpetition interest under the U.S. Bankruptcy Code);

(ix)	Perryville shall support any plan of reorganization proposed by Mirant in the Mirant Parties’ Chapter 11 cases, provided that such plan does not materially diminish Perryville’s recovery as set forth in Mirant’s plan of reorganization filed on January 19, 2005;

(x)	Perryville’s administrative claim shall be deemed satisfied in full by virtue of the prior post-petition payments made by MAEM to Perryville;

(xi)	any damages for Perryville’s breach of the Settlement Agreement to be paid to Mirant would be subordinate to any payments made to the Senior Lenders;

(xii)	the parties shall use their reasonable efforts to obtain the entry of the Approval Orders as soon as practicable and in no event later than July 1, 2005; and

(xiii)	the parties shall co-operate with the other parties as may be reasonably necessary to effect the transfer of their allowed claims to a third party, provided that the third party agrees to be bound by all of the provisions of the Settlement Agreement.

The Settlement Agreement may be terminated (i) by written mutual consent of the parties or (ii) by the Mirant Parties or either or PEH or Perryville if (x) the Approval Orders are not obtained on or before July 1, 2005 or (y) the Mirant Bankruptcy Court or the Perryville Bankruptcy Court determine not to approve the Settlement Agreement.

     The Settlement Agreement is filed as an exhibit to this Current Report and is incorporated by reference herein. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

99.1	Settlement Agreement dated May 26, 2005 by and among Mirant Corporation, Mirant Americas Energy Marketing, LP, Mirant Americas, Inc., Perryville Energy Partners, L.L.C. and Perryville Energy Holdings, LLC

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION
Date: June 1, 2005	By:	/s/ R. Russell Davis
R. Russell Davis
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Settlement Agreement dated May 26, 2005 by and among Mirant Corporation, Mirant Americas Energy Marketing, LP, Mirant Americas, Inc., Perryville Energy Partners, L.L.C. and Perryville Energy Holdings, LLC